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                                    EXHIBIT A

     DIRECTORS AND EXECUTIVE OFFICERS OF AMERICAN INTERNATIONAL GROUP, INC.

M. Bernard Aidinoff    Director            Retired Partner, Sullivan & Cromwell LLP    Sullivan & Cromwell LLP, 125 Broad Street,
                                                                                       New York, New York 10004

Pei-yuan Chia          Director            Retired Vice Chairman, Citicorp and         c/o 70 Pine Street, New York, New York 10270
                                           Citibank, N.A.

Marshall A. Cohen      Director            Counsel, Cassels, Brock & Blackwell         Cassels, Brock & Blackwell, 40 King Street
                                                                                       West, 20th Floor, Toronto, Ontario M5H 3C2

William S. Cohen       Director            Chairman and Chief Executive Officer, The   The Cohen Group, 1200 19th St., N.W., Suite
                                           Cohen Group                                 400, Washington, D.C. 20036

Martin S. Feldstein    Director            Professor of Economics, Harvard             National Bureau of Economic Research, Inc.,
                                           University; President and CEO, National     1050 Massachusetts Avenue, Cambridge,
                                           Bureau of Economic Research                 Massachusetts 02138

Ellen V. Futter        Director            President, American Museum of Natural       American Museum of Natural History, Central
                                           History                                     Park West at 79th Street, New York, New York
                                                                                       10024

Steven L. Hammerman    Director            Retired; Former Deputy Commissioner for     c/o 70 Pine Street, New York, New York 10270
                                           Legal Matters for the New York Police
                                           Department and Vice Chairman, Merrill
                                           Lynch & Co., Inc.

Carla A. Hills         Director            Chairman and CEO, Hills & Company           Hills & Company, 901 15th Street, N.W.,
                                                                                       Washington, DC 20005

Richard C. Holbrooke   Director            Vice Chairman, Perseus LLC                  Perseus LLC, 1235 Avenue of the Americas,
                                                                                       New York, New York, 10019

Fred H. Langhammer     Director            Chairman, Global Affairs and Former Chief   767 Fifth Avenue, New York, New York 10153
                                           Executive Officer, The Estee Lauder
                                           Companies Inc.

George L. Miles        Director            President and Chief Executive Officer,      4802 Fifth Avenue, Pittsburgh, Pennsylvania
                                           WQED Multimedia                             15213

Morris W. Offit        Director            Co-Chief Executive Officer, Offit Hall      65 East 55th Street, New York, New York 10022
                                           Capital Management LLC

Martin J. Sullivan     Director and        President and Chief Executive Officer       70 Pine Street, New York, New York 10270
                       Executive Officer

Michael H. Sutton      Director            Consultant; Former Chief Accountant of the  c/o 70 Pine Street, New York, New York 10270
                                           United States Securities and Exchange
                                           Commission

Edmund S.W. Tse        Director and        Senior Vice Chairman - Life Insurance       American International Assurance Co., Ltd., 1
                       Executive Officer                                               Stubbs Road, Hong Kong

Robert B. Willumstad   Director            Former President and Chief Operating        9 West 57th Street, New York, New York 10019
                                           Officer, Citigroup Inc.

Frank G. Zarb          Director            Chairman, Frank Zarb Associates, LLC;       375 Park Avenue, New York, New York 10152
                                           Senior Advisor, Hellman & Friedman LLC

Dr. Jacob A. Frenkel   Executive Officer   Vice Chairman - Global Economic Strategies  70 Pine Street, New York, New York 10270

Frank G. Wisner        Executive Officer   Vice Chairman - External Affairs            70 Pine Street, New York, New York 10270

Steven J. Bensinger    Executive Officer   Executive Vice President & Chief Financial  70 Pine Street, New York, New York 10270
                                           Officer

Rodney O. Martin, Jr.  Executive Officer   Executive Vice President - Life Insurance   2929 Allen Parkway, Houston, Texas 77019

Kristian P. Moor       Executive Officer   Executive Vice President - Domestic         70 Pine Street, New York, New York 10270
                                           General Insurance

Win J. Neuger          Executive Officer   Executive Vice President & Chief            70 Pine Street, New York, New York 10270
                                           Investment Officer

R. Kendall Nottingham  Executive Officer   Executive Vice President - Life Insurance   70 Pine Street, New York, New York 10270

Robert B. Sandler      Executive Officer   Executive Vice President, Domestic          70 Pine Street, New York, New York 10270
                                           Personal Lines

Nicholas C. Walsh      Executive Officer   Executive Vice President - Foreign General  70 Pine Street, New York, New York 10270
                                           Insurance

Jay S. Wintrob         Executive Officer   Executive Vice President - Retirement       AIG Retirement Services, Inc., 1999 Avenue
                                           Services                                    of the Stars, Los Angeles, California 90067

William N. Dooley      Executive Director  Senior Vice President - Financial Services  70 Pine Street, New York, New York 10270

Axel I. Freudmann      Executive Officer   Senior Vice President - Human Resources     70 Pine Street, New York, New York 10270

David L. Herzog        Executive Officer   Senior Vice President & Comptroller         70 Pine Street, New York, New York 10270

Robert E. Lewis        Executive Officer   Senior Vice President & Chief Risk Officer  70 Pine Street, New York, New York 10270

Ernest T. Patrikis     Executive Officer   Senior Vice President & General Counsel     70 Pine Street, New York, New York 10270

Michael E. Roemer      Executive Officer   Senior Vice President & Director of         70 Pine Street, New York, New York 10270
                                           Internal Audit

Brian T. Schreiber     Executive Officer   Senior Vice President - Strategic Planning  70 Pine Street, New York, New York 10270

Richard W. Scott       Executive Officer   Senior Vice President - Investments         70 Pine Street, New York, New York 10270

Kathleen E. Shannon    Executive Officer   Senior Vice President and Secretary         70 Pine Street, New York, New York 10270

Keith Duckett          Executive Officer   Vice President - Administration             70 Pine Street, New York, New York 10270

Robert A. Gender       Executive Officer   Vice President & Treasurer                  70 Pine Street, New York, New York 10270

Charlene M. Hamrah     Executive Officer   Vice President & Director of Investor       70 Pine Street, New York, New York 10270
                                           Relations

Peter K. Lathrop       Executive Officer   Vice President & Director of Taxes          70 Pine Street, New York, New York 10270

Eric N. Litzky         Executive Officer   Vice President - Corporate Governance       70 Pine Street, New York, New York 10270

Christopher D. Winans  Executive Officer   Vice President - Media Relations            70 Pine Street, New York, New York 10270

      DIRECTORS AND EXECUTIVE OFFICERS OF STARR INTERNATIONAL COMPANY, INC.

Maurice R. Greenberg   Chairman of the     Chairman of the Board and director,         399 Park Avenue, 17th Floor, New York,
                       Board and           Starr International Company,                New York 10022
                       Director            Inc. and C.V. Starr & Co., Inc.; Chief
                                           Executive Officer, C.V. Starr & Co., Inc.;
                                           trustee of C.V. Starr & Co., Inc. Trust;
                                           member, director and Chairman of the
                                           Board, The Starr Foundation.

Edward E. Matthews     Managing Director   Managing Director and director, Starr       399 Park Avenue, 17th Floor, New York,
                                           International Company, Inc.; director       New York 10022
                                           and President, C.V. Starr & Co., Inc.;
                                           trustee, C.V. Starr & Co., Inc. Trust;
                                           member and director, The Starr
                                           Foundation.


L. Michael Murphy      President and       President and director, Starr               Mercury House, 101 Front Street,
                       Director            International Company, Inc.                 Hamilton HM12, Bermuda

Houghton Freeman       Director            President, Freeman Foundation               499 Taber Hill Road, Stowe, VT 05672

Howard I. Smith        Director            Vice Chairman-Finance and Secretary,        399 Park Avenue, 17th Floor, New York,
                                           C.V. Starr & Co., Inc.                      NY 10022

John J. Roberts        Director            Senior Advisor, American International      Concordia Farms
                                           Group, Inc.                                 P.O. Box 703, Easton, MD 21601

Ernest Stempel         Director            Senior Advisor and Honorary Director,       70 Pine Street, New York,
                                           American International Group, Inc.          NY 10270

Cesar Zalamea          Director            President and Chief Executive Officer,      Suite 1405-7, Two Exchange Square,
                                           Starr International Company (Asia),         8 Connaught Place, Central, Hong Kong
                                           Limited

           DIRECTORS AND EXECUTIVE OFFICERS OF C.V. STARR & CO., INC.

Maurice R. Greenberg      Chairman of the          (See above)                               (See above)
                          Board, director and
                          Chief Executive
                          Officer

Howard I. Smith           Vice Chairman-Finance    (See above)                               (See above)
                          and Secretary and
                          Director

Edward E. Matthews        President and Director   (See above)                               (See above)

J. Christopher Flowers    Director                 Chairman of the Board of Directors,       717 Fifth Avenue, 26th Floor,
                                                   J.C. Flowers and Co. LLC                  New York, NY 10022

Houghton Freeman          Director                 (See above)                               (See above)

John J. Roberts           Director                 (See above)                               (See above)

Cesar Zalamea             Director                 (See above)                               (See above)

         DIRECTORS AND EXECUTIVE OFFICERS OF UNIVERSAL FOUNDATION, INC.

Stuart Osborne                     President and Director   President of Universal Foundation
Mercury House
101 Front Street
Hamilton HM 12, Bermuda

Eligia G. Fernando                 Director                 Retired
Mercury House
101 Front Street
Hamilton HM 12, Bermuda

Cesar C. Zalamea                   Director                 (See above)
(See above)

Aloysius B. Colayco                Director                 Managing Director, Argosy Partners
Argosy Partners
8th Floor, Pacific Star Building
Makati City, Philippines

Jennifer Barclay                   Secretary                Secretary of Universal Foundation
Mercury House
101 Front Street
Hamilton HM 12, Bermuda

Margaret Barnes                    Treasurer                Treasurer of Universal Foundation
Fitzwilliam Hall
Fitzwilliam Place
Dublin 2, Ireland

             DIRECTORS AND EXECUTIVE OFFICERS OF THE MAURICE R. AND
                 CORRINE P. GREENBERG FAMILY FOUNDATION, INC.

Maurice R. Greenberg               Chairman and Director         (See above)
(See above)

Corrine P. Greenberg               President and Director        President and Director, Greenberg
399 Park Avenue, 17th Floor                                      Foundation
New York, New York 10022

Jeffrey W. Greenberg               Vice President and Director   Vice President and Director,
399 Park Avenue, 17th Floor                                      Greenberg Foundation
New York, New York 10022

Evan G. Greenberg                  Vice President and Director   President and Chief Executive
399 Park Avenue, 17th Floor                                      Officer, ACE Limited
New York, New York 10022

Lawrence S. Greenberg              Vice President and Director   President and Chief Executive
399 Park Avenue, 17th Floor                                      Officer, ACE Limited
New York, New York 10022

Shake Nahapetian                   Treasurer                     Administrative Assistant, CV Starr
399 Park Avenue, 17th Floor
New York, New York 10022